Exhibit 99.1

Cactus Announces Fourth Quarter and Full Year 2021 Results

HOUSTON – February 28, 2022 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the fourth quarter and full year 2021.
Fourth Quarter 2021 Highlights
•Revenue of $129.9 million and income from operations of $25.7 million;
•Net income of $20.4 million(1) and diluted earnings per Class A share of $0.25(1);
•Adjusted net income(3) of $18.7 million, and diluted earnings per share, as adjusted(3) of $0.25;
•Net income margin of 15.7% and adjusted net income margin(3) of 14.4%;
•Adjusted EBITDA(4) and Adjusted EBITDA margin(4) of $36.6 million and 28.2%, respectively;
•Cash flow from operations of $11.7 million;
•Cash balance of $301.7 million with no bank debt outstanding as of December 31, 2021; and
•In January 2022, the Board of Directors (the “Board”) declared a quarterly cash dividend of $0.11 per share.
Financial Summary

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
	($ in thousands)			($ in thousands)
Revenues	$129,916	$115,363	$68,090	$438,589	$348,566
Income from operations	$25,712	$20,766	$8,423	$75,427	$70,039
Net income(1)(2)	$20,383	$17,177	$6,136	$67,470	$59,215
Net income margin(3)	15.7%	14.9%	9.0%	15.4%	17.0%
Adjusted net income(3)	$18,666	$14,736	$6,287	$54,497	$55,179
Adjusted net income margin(3)	14.4%	12.8%	9.2%	12.4%	15.8%
Adjusted EBITDA(4)	$36,614	$32,002	$19,844	$120,355	$121,022
Adjusted EBITDA margin(4)	28.2%	27.7%	29.1%	27.4%	34.7%

(1)Net income during the fourth quarter of 2021 is inclusive of $1.9 million in other income related to the revaluation of the tax receivable agreement ("TRA") liability as well as $1.3 million of income tax expense related to the revaluation of our deferred tax asset. Net income during the third quarter of 2021 is inclusive of a $0.7 million income tax benefit associated with a partial release of a valuation allowance in connection with the redemption of units (“CW Redemption”) in Cactus Wellhead, LLC (“Cactus LLC”) and a $0.5 million income tax benefit related to the finalization of our 2020 tax returns.
(2)Net income for the full year 2021 is inclusive of $0.9 million in additional income related to the revaluation of the TRA liability, $0.4 million in offering related expenses and $8.6 million in net tax benefits associated with various non-routine items, primarily a partial release of a valuation allowance. Net income for the full year 2020 is inclusive of $1.9 million in non-routine charges related to severance and $0.6 million in expense related to the revaluation of the TRA liability.
(3)Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus Wellhead, LLC (“Cactus LLC”), its operating subsidiary, at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(4)Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.

Scott Bender, President and CEO of Cactus, commented, “We were pleased to deliver strong sequential revenue growth during the fourth quarter. In our Product revenue category, market share(1) remained strong as public operators began adding rigs, following months of activity increases driven primarily by private operators. Product margins improved sequentially, highlighting our ability to execute and the value proposition we provide to customers. Rental revenue growth meaningfully exceeded the change in domestic completion activity.

“Looking ahead to the first quarter of 2022, we anticipate continued revenue growth across all of our business lines. The current commodity price environment remains supportive, and we expect the pace of rig additions to remain near levels experienced over the last several months. While inflationary pressures persist, differentiated suppliers remain better able to recover costs from a healthy customer base. Significant growth is expected in our Rental revenue category in early 2022 as the supply and demand dynamics in this market start to improve.

Mr. Bender concluded, “All signs currently point toward continued oilfield activity gains to start the year. Our team’s foresight and ability to overcome issues within the global supply chain have Cactus well prepared to respond to increased demand for equipment and services. We remain optimally positioned due to our market leadership, supply chain flexibility and fortress balance sheet. As activity improves, we will also maintain our steadfast focus on margins and returns. With this in mind, our board recently approved a 10% increase in our quarterly dividend to $0.11 per share.”

(1)Additional information regarding market share and rigs followed is located in the Supplemental Information tables.

Revenue Categories
Product

	Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
	($ in thousands)
Product revenue	$83,771	$74,835	$43,020
Gross profit	$29,017	$25,127	$13,268
Gross margin	34.6%	33.6%	30.8%

Fourth quarter 2021 product revenue increased $8.9 million, or 11.9%, sequentially, as sales of wellhead and production related equipment increased primarily due to higher customer drilling activity. Gross profit increased $3.9 million, or 15.5%, sequentially, with margins increasing 100 basis points driven largely by successful initiatives to compensate the Company for higher cost of goods sold related to inflation.

Rental

	Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
	($ in thousands)
Rental revenue	$19,225	$15,271	$8,590
Gross profit (loss)	$4,672	$2,021	$(826)
Gross margin	24.3%	13.2%	(9.6)%

Fourth quarter 2021 rental revenue increased $4.0 million, or 25.9%, sequentially, due to increased usage of our rental equipment during the quarter. Gross profit increased $2.7 million sequentially and margins improved by 1,110 basis points due largely to higher revenues together with lower depreciation expense relative to revenue.

Field Service and Other

	Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
	($ in thousands)
Field service and other revenue	$26,920	$25,257	$16,480
Gross profit	$4,884	$5,767	$4,957
Gross margin	18.1%	22.8%	30.1%

Fourth quarter 2021 field service and other revenue increased $1.7 million, or 6.6%, sequentially, as customer activity drove an increase in associated billable hours and ancillary services. Gross profit decreased $0.9 million, or 15.3%, sequentially, with margins decreasing by 470 basis points due to reduced labor utilization associated with holidays and the onboarding of new associates during the period.
Selling, General and Administrative Expenses (“SG&A”)
SG&A for the fourth quarter of 2021 was $12.9 million (9.9% of revenues), compared to $12.1 million (10.5% of revenues) for the third quarter of 2021 and $9.0 million (13.2% of revenues) for the fourth quarter of 2020. The sequential increase was primarily due to higher bonus accruals related to the Company's improved financial performance and higher employee benefits expenses.
Liquidity, Capital Expenditures and Other
As of December 31, 2021, the Company had $301.7 million of cash and no bank debt outstanding. Operating cash flow was $11.7 million for the fourth quarter of 2021. During the fourth quarter, the Company made dividend payments and associated distributions of $7.6 million.
Net cash used in investing activities represented $3.2 million during the fourth quarter of 2021. Net capital expenditures for the full year 2021 were $11.6 million. For the full year 2022, the Company expects net capital expenditures to be in the range of $20 million to $30 million.
Quarterly Dividend
In January 2022 the Board approved and the Company announced the payment of a cash dividend of $0.11 per share of Class A common stock to be paid on March 17, 2022 to holders of record of Class A common stock at the close of business on February 28, 2022. A corresponding distribution of up to $0.11 per CW Unit has also been approved for holders of CW Units of Cactus Wellhead, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results on Monday, February 28, 2022 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (833) 665-0603. International parties may dial (929) 517-0394. The access code is 1061607. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection. An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, Marcellus, Utica, Haynesville, Eagle Ford, Bakken and SCOOP/STACK, among other areas, and in Eastern Australia. Cactus also conducts rental and service operations in the Kingdom of Saudi Arabia.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.
Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except per share data)
Revenues
Product revenue	$83,771	$43,020	$280,907	$206,801
Rental revenue	19,225	8,590	61,629	66,169
Field service and other revenue	26,920	16,480	96,053	75,596
Total revenues	129,916	68,090	438,589	348,566

Costs and expenses
Cost of product revenue	54,754	29,752	189,083	131,728
Cost of rental revenue	14,553	9,416	54,377	49,077
Cost of field service and other revenue	22,036	11,523	73,681	56,143
Selling, general and administrative expenses	12,861	8,976	46,021	39,715
Severance expenses	—	—	—	1,864
Total costs and expenses	104,204	59,667	363,162	278,527
Income from operations	25,712	8,423	75,427	70,039

Interest (expense) income, net	(142)	(150)	(774)	701
Other income (expense), net	1,902	—	492	(555)
Income before income taxes	27,472	8,273	75,145	70,185
Income tax expense	7,089	2,137	7,675	10,970
Net income	$20,383	$6,136	$67,470	$59,215
Less: net income attributable to non-controlling interest	5,359	2,934	17,877	24,769
Net income attributable to Cactus, Inc.	$15,024	$3,202	$49,593	$34,446

Earnings per Class A share - basic	$0.25	$0.07	$0.90	$0.73
Earnings per Class A share - diluted (a)	$0.25	$0.07	$0.83	$0.72

Weighted average shares outstanding - basic	58,988	47,610	55,398	47,457
Weighted average shares outstanding - diluted (a)	76,148	47,985	76,107	75,495

(a)Dilution for the three and twelve months ended December 31, 2021 includes an additional $5.6 million and $18.8 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 27.0% and 16.7 million and 20.3 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities. Dilution for the twelve months ended December 31, 2020 includes $26.2 million of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 24.0%, and 27.9 million weighted average shares of Class B common stock plus the dilutive effect of restricted stock unit awards.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
	2021	2020
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$301,669	$288,659
Accounts receivable, net	89,205	44,068
Inventories	119,817	87,480
Prepaid expenses and other current assets	7,794	4,935
Total current assets	518,485	425,142

Property and equipment, net	129,117	142,825
Operating lease right-of-use assets, net	22,538	21,994
Goodwill	7,824	7,824
Deferred tax asset, net	303,074	216,603
Other noncurrent assets	1,040	1,206
Total assets	$982,078	$815,594

Liabilities and Equity
Current liabilities
Accounts payable	$42,818	$20,163
Accrued expenses and other current liabilities	28,240	11,392
Current portion of liability related to tax receivable agreement	11,769	9,290
Finance lease obligations, current portion	4,867	3,823
Operating lease liabilities, current portion	4,880	4,247
Total current liabilities	92,574	48,915

Deferred tax liability, net	1,172	786
Liability related to tax receivable agreement, net of current portion	269,838	195,061
Finance lease obligations, net of current portion	5,811	2,240
Operating lease liabilities, net of current portion	17,650	17,822
Total liabilities	387,045	264,824

Equity	595,033	550,770
Total liabilities and equity	$982,078	$815,594

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Twelve Months Ended December 31,
	2021	2020
	(in thousands)
Cash flows from operating activities
Net income	$67,470	$59,215
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	36,308	40,520
Deferred financing cost amortization	168	168
Stock-based compensation	8,620	8,599
Provision for expected credit losses	310	342
Inventory obsolescence	3,490	4,840
Gain on disposal of assets	(1,386)	(2,480)
Deferred income taxes	4,829	6,948
(Gain) loss from revaluation of liability related to tax receivable agreement	(898)	555
Changes in operating assets and liabilities:
Accounts receivable	(45,492)	44,829
Inventories	(36,083)	18,201
Prepaid expenses and other assets	(2,789)	6,177
Accounts payable	22,281	(19,434)
Accrued expenses and other liabilities	16,628	(10,893)
Payments pursuant to tax receivable agreement	(9,697)	(14,207)
Net cash provided by operating activities	63,759	143,380

Cash flows from investing activities
Capital expenditures and other	(13,939)	(24,493)
Proceeds from sale of assets	2,306	6,346
Net cash used in investing activities	(11,633)	(18,147)

Cash flows from financing activities
Payments on finance leases	(5,205)	(5,317)
Dividends paid to Class A common stock shareholders	(21,158)	(17,140)
Distributions to members	(9,742)	(16,304)
Repurchase of shares	(3,283)	(1,445)
Net cash used in financing activities	(39,388)	(40,206)

Effect of exchange rate changes on cash and cash equivalents	272	1,029

Net increase in cash and cash equivalents	13,010	86,056

Cash and cash equivalents
Beginning of period	288,659	202,603
End of period	$301,669	$288,659

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income and diluted earnings per share, as adjusted are not measures of net income as determined by GAAP. Adjusted net income and diluted earnings per share, as adjusted are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by Revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended			Twelve Months Ended December 31,
	December 31,	September 30,	December 31,
	2021	2021	2020	2021	2020
	($ in thousands, except per share data)
Net income	$20,383	$17,177	$6,136	$67,470	$59,215
Adjustments:
Severance expenses, pre-tax(1)	—	—	—	—	1,864
Other non-operating (income) expense, pre-tax(2)	(1,902)	—	—	(898)	555
Secondary offering related expenses, pre-tax(3)	—	—	—	406	—
Income tax expense differential(4)	185	(2,441)	151	(12,481)	(6,455)
Adjusted net income	$18,666	$14,736	$6,287	$54,497	$55,179

Diluted earnings per share, as adjusted	$0.25	$0.19	$0.08	$0.72	$0.73

Weighted average shares outstanding, as adjusted(5)	76,148	76,082	75,740	76,107	75,495

Revenue	$129,916	$115,363	$68,090	$438,589	$348,566
Net income margin	15.7%	14.9%	9.0%	15.4%	17.0%
Adjusted net income margin	14.4%	12.8%	9.2%	12.4%	15.8%

(1)Represents non-routine charges related to severance benefits.
(2)Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.
(3)Reflects fees and expenses recorded in the first quarter of 2021 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.
(4)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 27.0% for the three months ended December 31, 2021, 28.0% for the three months ended September 30, 2021, 27.0% for the twelve months ended December 31, 2021 and 24.0% on income before income taxes for the three and twelve months ended December 31, 2020.
(5)Reflects 59.0, 58.2, and 47.6 million weighted average shares of basic Class A common stock and 16.7, 17.5 and 27.8 million of additional shares for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, and 55.4 and 47.5 million weighted average shares of basic Class A common stock and 20.3 and 27.9 million of additional shares for the twelve months ended December 31, 2021 and December 31, 2020, respectively, as if the weighted average shares of Class B common stock were exchanged and canceled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Net income margin and Adjusted EBITDA margin
(unaudited)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by Revenue. Cactus presents EBITDA, Adjusted EBITDA, Net income margin and Adjusted EBITDA margin because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Twelve Months Ended December 31,
	December 31,	September 30,	December 31,
	2021	2021	2020	2021	2020
	($ in thousands)			($ in thousands)
Net income	$20,383	$17,177	$6,136	$67,470	$59,215
Interest (income) expense, net	142	299	150	774	(701)
Income tax expense	7,089	3,290	2,137	7,675	10,970
Depreciation and amortization	8,828	9,128	9,258	36,308	40,520
EBITDA	36,442	29,894	17,681	112,227	110,004
Severance expenses(1)	—	—	—	—	1,864
Other non-operating (income) expense(2)	(1,902)	—	—	(898)	555
Secondary offering related expenses(3)	—	—	—	406	—
Stock-based compensation	2,074	2,108	2,163	8,620	8,599
Adjusted EBITDA	$36,614	$32,002	$19,844	$120,355	$121,022

Revenue	$129,916	$115,363	$68,090	$438,589	$348,566
Net income margin	15.7%	14.9%	9.0%	15.4%	17.0%
Adjusted EBITDA margin	28.2%	27.7%	29.1%	27.4%	34.7%

(1)Represents non-routine charges related to severance benefits.
(2)Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.
(3)Reflects fees and expenses recorded in the first quarter of 2021 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.

Cactus, Inc. – Supplemental Information
Depreciation and Amortization by Category
(unaudited)

	Three Months Ended			Twelve Months Ended December 31,
	December 31,	September 30,	December 31,
	2021	2021	2020	2021	2020
	(in thousands)			(in thousands)
Cost of product revenue	$758	$798	$813	$3,176	$3,506
Cost of rental revenue	6,272	6,424	6,664	25,812	28,063
Cost of field service and other revenue	1,705	1,750	1,601	6,863	8,075
Selling, general and administrative expenses	93	156	180	457	876
Total depreciation and amortization	$8,828	$9,128	$9,258	$36,308	$40,520

Cactus, Inc. – Supplemental Information
Estimated Market Share
(unaudited)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.

	Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
Cactus U.S. onshore rigs followed	228	203	127
Baker Hughes U.S. onshore rig count quarterly average	543	483	295
Market share	42.0%	42.0%	43.1%